EXHIBIT 21
SUBSIDIARIES
OF
TELEDYNE TECHNOLOGIES INCORPORATED

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Detcon Holdco, Inc.	Delaware
Ensambles de Precision S.A. de C.V.	Mexico
GMI Group Holdings Limited	United Kingdom
Intelek Limited	United Kingdom
Intelek Pension Trustees Limited	United Kingdom
Intelek Properties Limited	United Kingdom
Gas Performance Testing Services Ltd (dormant)	United Kingdom
IST Oldham Instruments India Private Limited	India
IST Fire & Gas DMCC (dormant)	United Arab Emirates
LeCroy (Beijing) Trading Co., Ltd.	China
Lidar Aviation Services, Inc.	Ontario, Canada
Maple Imaging, LLC	Delaware
Ocean Design Ltda.	Brazil	Teledyne ODI Brasil; Teledyne Oleo & Gas
Oldham Instrument (Shanghai) Co. Ltd.	China
Oldham Simtronics SAS	France
Oldham-Winter GmbH	Germany
Rhombi Holdings Limited	United Kingdom
Rhombi Netherlands B.V.	Netherlands
Simtronics AS	Norway
TDY Jersey Limited	Bailiwick of Jersey
Teledyne Australia Pty Ltd	Australia	Teledyne Defence Australia
Teledyne Brown Engineering, Inc.	Delaware	Teledyne Turbine Engines
Teledyne C.M.L. Group Limited	United Kingdom
Teledyne CARIS B.V.	Netherlands
Teledyne Controls, LLC	Delaware
Teledyne Czech s.r.o.	Czech Republic
Teledyne DALSA (Shanghai) Trading Co., Ltd.	China
Teledyne DALSA B.V.	Netherlands
Teledyne DALSA Semiconductor Inc.	Ontario, Canada

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Defense Electronics, LLC	Delaware	Teledyne Coax Switches
Teledyne e2v
Teledyne e2v HiRel Electronics
Teledyne e2v US
Teledyne MEC
Teledyne Microwave
Teledyne Microwave Solutions
Teledyne Paradise Datacom
Teledyne Relays
Teledyne Reynolds
Teledyne Storm Microwave
Teledyne TWT Products
Teledyne Wireless
Teledyne Detcon, Inc.	Texas
Teledyne Digital Imaging US, Inc.	Delaware	Teledyne Acton Research Teledyne Caris Teledyne Integrated Designs Teledyne Photometrics Teledyne Princeton Instruments Teledyne Rad-icon Imaging
Teledyne Digital Imaging, Inc.	Ontario, Canada	Teledyne Caris Teledyne Dalsa Teledyne Lumenera Teledyne Optech Teledyne Quantitative Imaging Teledyne VariSystems
Teledyne e2v (Beijing) Co., Ltd.	China
Teledyne e2v (Overseas) Holdings Limited	United Kingdom
Teledyne UK Limited	United Kingdom
Teledyne e2v Asia Pacific Limited	Hong Kong
Teledyne e2v Limited	United Kingdom
Teledyne e2v Semiconductors SAS	France
Teledyne Energy Systems, Inc.	Delaware
Teledyne Europe Holdings C.V.	Netherlands
Teledyne France SAS	France	Teledyne RD Instruments Europe
Teledyne Gas Measurement Instruments Limited	United Kingdom
Teledyne Gavia ehf.	Iceland
Teledyne ICM SPRL	Belgium
Teledyne Innovaciones Microelectronics, S.L.U.	Spain
Teledyne Instruments Malaysia Sdn. Bhd.	Malaysia

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Instruments, Inc.	Delaware	Teledyne Advanced Chemistry Systems
Teledyne Advanced Monitoring Solutions
Teledyne Advanced Pollution Instrumentation
Teledyne A-G Geophysical Products
Teledyne AGG
Teledyne Analytical Instruments
Teledyne API
Teledyne Benthos
Teledyne BlueView
Teledyne Cable Solutions
Teledyne CETAC Technologies
Teledyne Cormon
Teledyne D.G. O’Brien
Teledyne Geophysical Instruments
Teledyne Hanson Research
Teledyne Hastings Instruments
Teledyne Impulse
Teledyne Isco
Teledyne Laboratory and Field Instruments
Teledyne Leeman Labs
Teledyne Marine
Teledyne Marine Interconnect Solutions
Teledyne Monitor Labs
Teledyne Oceanscience
Teledyne ODI
Teledyne Odom Hydrographic
Teledyne Oil & Gas
Teledyne Process and Air Quality Instruments
Teledyne RD Instruments
Teledyne RDI
Teledyne Real Time Systems
Teledyne RTS
Teledyne SeaBotix
Teledyne SSI
Teledyne Taptone
Teledyne Tekmar
Teledyne TSS
Teledyne Webb Research
Teledyne Labtech Limited	United Kingdom
Teledyne LeCroy GmbH	Germany
Teledyne LeCroy India Trading Private Ltd.	India
Teledyne Japan Corporation	Japan
Teledyne Korea, Ltd.	South Korea
Teledyne LeCroy S.A.R.L.	France
Teledyne LeCroy S.R.L.	Italy
Teledyne LeCroy SA	Switzerland

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne LeCroy, Inc.	Delaware	Teledyne LeCroy Frontline Teledyne LeCroy Protocol Solutions Group Teledyne Test Services Teledyne Test Tools
Teledyne LeCroy OakGate, Inc.	Delaware
Teledyne Limited	United Kingdom	Teledyne Bowtech
Teledyne CML Composites
Teledyne Controls (UK)
Teledyne Cormon
Teledyne Defence and Space
Teledyne Geophysical Instruments (UK)
Teledyne Impulse- PDM
Teledyne Labtech
Teledyne LeCroy (UK)
Teledyne Oil & Gas
Teledyne Paradise Datacom
Teledyne Relays (UK)
Teledyne Reynolds (UK)
Teledyne TSS
Teledyne Micralyne, Inc.	Alberta, Canada
Teledyne Netherlands B.V.	Netherlands
Teledyne Optech, Inc.	Delaware
Teledyne Paradise Datacom Limited**	United Kingdom
Teledyne Redlake MASD, LLC	Delaware
Teledyne RESON A/S	Denmark
Teledyne RESON B.V.	Netherlands
Teledyne RESON GmbH	Germany
Teledyne RESON Holding B.V.	Netherlands
Teledyne RESON, Inc.	California
Teledyne RISI, Inc.	California	Teledyne Electronic Safety Products Teledyne Energetics
Teledyne Scientific & Imaging, LLC	Delaware	Teledyne Imaging Sensors Teledyne Judson Technologies Teledyne Scientific Company
Teledyne Scientific Imaging GmbH	Germany
Teledyne Scientific Imaging Limited	United Kingdom
Teledyne Signal Processing Devices Sweden AB	Sweden
Teledyne Singapore Private Limited	Singapore
Teledyne Taiwan Company	Taiwan
Teledyne Technologies (Bermuda) Limited	Bermuda
Teledyne Technologies Israel Ltd.	Israel

Name of Subsidiary	State/Jurisdiction of Incorporation	Fictitious Business Name(s) Used by Subsidiary
Teledyne Technologies (Shanghai) Co., Ltd.	China
Teledyne Technologies International Corp.	Delaware
**In liquidation